Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Georgia Trust Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2006	/s/ J. Michael Allen
J. Michael Allen
Chief Executive Officer

Date: November 14, 2006	/s/ J. Dave DeVenny
J. Dave DeVenny
Chief Financial Officer